Exhibit 99.1

Kohl’s Reports Second Quarter Fiscal 2021 Financial Results

•	Second quarter net sales and earnings exceed expectations and company raises full year 2021 financial outlook

•	Second quarter net sales increase 31.4%

•	Record second quarter diluted earnings per share of $2.48 and company raises full year 2021 guidance to $5.80 to $6.10

•	Strengthened financial position during the quarter, ending with $2.6 billion in cash

•	Repurchased $255 million of shares in the quarter and now plans to repurchase $500 million to $700 million of shares in 2021

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—August 19, 2021— Kohl’s Corporation (NYSE:KSS) today reported results for the quarter ended July 31, 2021.

	Three Months				Six Months
($ in millions, except per share data)	July 31, 2021	August 1, 2020	Change		July 31, 2021	August 1, 2020	Change
Total revenue	$4,447	$3,407	30.5%		$8,334	$5,835	42.8%
Net sales(1)	31.4%	(22.9)%			46.8%	(32.8)%
Gross margin	42.5%	33.1%	942	bps	40.9%	26.8%	1,415	bps
Selling, general, and administrative expenses	$1,241	$1,050	18.2%		$2,411	$2,116	13.9%
Reported
Net income (loss)	$382	$47	100	%+	$396	$(494)	100	%+
Diluted earnings (loss) per share	$2.48	$0.30	100	%+	$2.55	$(3.21)	100	%+
Non-GAAP(2)
Adjusted net (loss) income	$382	$(39)	100	%+	$547	$(534)	100	%+
Adjusted diluted (loss) earnings per share	$2.48	$(0.25)	100	%+	$3.52	$(3.47)	100	%+

(1)	Represents change in Net sales vs. prior year period.
(2)	Excludes Loss on extinguishment of debt, Impairments, store closing, and other costs, and Gain on sale of real estate.

“Our performance in the second quarter marked another important step in further establishing Kohl’s as the leading destination for the active and casual lifestyle. We delivered record second quarter earnings with sales and margins materially exceeding expectations. As pleased as we are with our ongoing strategic progress, much of our opportunity is still ahead of us. We are on the eve of launching several transformational partnerships that will drive sustainable growth for years to come,” said Michelle Gass, Kohl’s chief executive officer.

“Based on our results, we are raising our full year 2021 guidance, which positions us to achieve many of our 2023 strategic goals this year, well ahead of our plan. In addition, we have accelerated our share repurchase activity, underscoring our confidence in the business and our commitment to creating shareholder value,” said Gass.

Updated 2021 Financial Outlook

The Company is raising its full year 2021 financial outlook to include the following:

•	Net sales is now expected to increase in the low-twenties percentage range compared to the previous expectation of mid-to-high teens percentage range increase

•	Operating margin is now expected to be in the range of 7.4% to 7.6% compared to the previous expectation of 5.7% to 6.1%

•	Adjusted earnings per share is now expected to be in the range of $5.80 to $6.10, excluding any non-recurring charges, compared to the previous expectation of $3.80 to $4.20

Dividend

As previously announced, on August 10, 2021, Kohl’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.25 per share. The dividend is payable September 22, 2021 to shareholders of record at the close of business on September 8, 2021.

Second Quarter 2021 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on August 19, 2021. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at investors.kohls.com, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Measures

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

In this press release, the Company provides information regarding adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance. A reconciliation of adjusted net income (loss) and adjusted diluted earnings (loss) per share is provided in this release. The Company believes that the use of these non-GAAP financial measures provides investors with enhanced visibility into its results with respect to the impact of certain costs. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Source: Kohl’s

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except per Share Data)	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net sales	$4,223	$3,213	$7,885	$5,373
Other revenue	224	194	449	462

Total revenue	4,447	3,407	8,334	5,835
Cost of merchandise sold	2,426	2,149	4,659	3,936
Gross margin rate	42.5%	33.1%	40.9%	26.8%
Operating expenses:
Selling, general, and administrative	1,241	1,050	2,411	2,116
As a percent of total revenue	27.9%	30.8%	28.9%	36.3%
Depreciation and amortization	210	219	421	446
Impairments, store closing, and other	—	(2)	—	64
(Gain) on sale of real estate	—	(127)	—	(127)

Operating income (loss)	570	118	843	(600)
Interest expense, net	62	78	129	136
Loss on extinguishment of debt	—	—	201	—

Income (loss) before income taxes	508	40	513	(736)
Provision (benefit) for income taxes	126	(7)	117	(242)

Net income (loss)	$382	$47	$396	$(494)

Average number of shares:
Basic	152	154	153	154
Diluted	154	155	155	154
Earnings (loss) per share:
Basic	$2.51	$0.31	$2.58	$(3.21)
Diluted	$2.48	$0.30	$2.55	$(3.21)

ADJUSTED NET INCOME (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except per Share Data)	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net income (loss)
GAAP	$382	$47	$396	$(494)
Impairments, store closing, and other	—	(2)	—	64
(Gain) on sale of real estate	—	(127)	—	(127)
Loss on extinguishment of debt	—	—	201	—
Income tax impact of items noted above	—	43	(50)	23

Adjusted (non-GAAP)	$382	$(39)	$547	$(534)

Diluted earnings (loss) per share
GAAP(1)	$2.48	$0.30	$2.55	$(3.21)
Impairments, store closing, and other	—	(0.01)	—	0.41
(Gain) on sale of real estate	—	(0.82)	—	(0.82)
Loss on extinguishment of debt	—	—	1.29	—
Income tax impact of items noted above	—	0.28	(0.32)	0.15

Adjusted (non-GAAP)(2)	$2.48	$(0.25)	$3.52	$(3.47)

(1)

Weighted average diluted shares outstanding for purpose of calculating diluted earnings per share for the three months ended August 1, 2020 was 155 million, which includes the dilutive effect of share-based awards as determined under the treasury stock method.

(2)

Weighted average diluted shares outstanding for purposes of calculating diluted adjusted (loss) earnings per share for the three months ended August 1, 2020 was 154 million as the effect of including dilutive shares would be antidilutive.

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	July 31, 2021	August 1, 2020
Assets
Current assets:
Cash and cash equivalents	$2,569	$2,428
Merchandise inventories	2,733	2,698
Other	356	562

Total current assets	5,658	5,688
Property and equipment, net	7,107	6,970
Operating leases	2,301	2,418
Other assets	440	159

Total assets	$15,506	$15,235

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,495	$1,064
Accrued liabilities	1,554	1,216
Current portion of:
Finance leases and financing obligations	117	126
Operating leases	143	160

Total current liabilities	3,309	2,566
Long-term debt	1,909	3,450
Finance leases and financing obligations	1,906	1,356
Operating leases	2,532	2,637
Deferred income taxes	245	122
Other long-term liabilities	386	267
Shareholders’ equity	5,219	4,837

Total liabilities and shareholders’ equity	$15,506	$15,235

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
(Dollars in Millions)	July 31, 2021	August 1, 2020
Operating activities
Net income (loss)	$396	$(494)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	421	446
Share-based compensation	25	14
Deferred income taxes	(57)	(132)
Impairments, store closing, and other costs	—	48
(Gain) on sale of real estate	—	(127)
Loss on extinguishment of debt	201	—
Non-cash inventory costs	—	187
Non-cash lease expense	74	74
Other non-cash expenses	9	10
Changes in operating assets and liabilities:
Merchandise inventories	(138)	656
Other current and long-term assets	590	(170)
Accounts payable	19	(142)
Accrued and other long-term liabilities	228	16
Operating lease liabilities	(76)	(82)

Net cash provided by operating activities	1,692	304

Investing activities
Acquisition of property and equipment	(191)	(196)
Proceeds from sale of real estate	4	193

Net cash used in investing activities	(187)	(3)

Financing activities
Proceeds from issuance of debt	500	2,097
Deferred financing costs	(5)	(19)
Treasury stock purchases	(301)	(8)
Shares withheld for taxes on vested restricted shares	(25)	(20)
Dividends paid	(77)	(108)
Reduction of long-term borrowings	(1,044)	(497)
Premium paid on redemption of debt	(192)	—
Finance lease and financing obligation payments	(65)	(44)
Proceeds from financing obligations	4	3
Proceeds from stock option exercises	1	—
Other	(3)	—

Net cash provided by (used in) financing activities	(1,207)	1,404

Net increase in cash and cash equivalents	298	1,705
Cash and cash equivalents at beginning of period	2,271	723

Cash and cash equivalents at end of period	$2,569	$2,428